Exhibit 99.1

JDSU ANNOUNCES FISCAL 2007 FIRST QUARTER RESULTS

Milpitas, California, November 2, 2006—JDSU today reported results for its fiscal 2007 first quarter ended September 30, 2006. Following the execution of a 1-for-8 reverse stock split on October 16, 2006, all earnings per share calculations are presented on a split-adjusted basis.

Net revenue for the first quarter was $318.1 million and GAAP net loss was $(17.4) million, or $(0.08) per share. This compares to net revenue of $318.2 million and GAAP net loss of $(45.8) million, or $(0.22) per share, reported for the fourth quarter of fiscal 2006, and to net revenue of $258.3 million and a GAAP net loss of $(67.0) million, or $(0.34) per share, for the first quarter of fiscal 2006. Fiscal 2006 first quarter results reflect a partial quarter contribution from the Communications Test and Measurement business acquired in August 2005.

On a non-GAAP basis, revenue for the first quarter was $318.2 million and net income was $6.8 million, or $0.03 per share. This compares to non-GAAP net revenue of $318.6 million and a non-GAAP net loss of $(2.1) million, or $(0.01) per share, for the fourth quarter of fiscal 2006, and to non-GAAP net revenue of $259.2 million and a non-GAAP net loss of $(15.4) million, or $(0.08) per share, for the first quarter of fiscal 2006.

On a non-GAAP EBITDA basis (non-GAAP Earnings Before Interest, Taxes, Depreciation and Amortization) the Company earned $9.6 million for the quarter ended September 30, 2006, which compares to $5.5 million for the fourth quarter of fiscal 2006, and to a loss of $(4.3) million for the first quarter of fiscal 2006.

“The achievement of positive earnings per share on a non-GAAP basis for the first time in more than five years marks another significant milestone on the company’s journey to sustained profitability” said Kevin Kennedy, JDSU’s Chief Executive Officer. “Our strong balance sheet, coupled with a firm commitment to innovation, ensures that JDSU will continue to enable the delivery of next generation optical and broadband service technologies.”

Financial Overview—Fiscal 2007 First Quarter Ended September 30, 2006

•	Optical Communications net revenue grew 3.8% from the previous quarter, and 37.3% from the same quarter a year ago. Net revenue of $138.0 million represented 43% of total net revenue.

•	Communications Test and Measurement net revenue of $116.8 million was down 7.5% from last quarter and represented 37% of total net revenue.

•	Advanced Optical Technologies net revenue of $39.3 million was up 7.1% from last quarter, and down 10.9% from the same quarter a year ago. This segment represented 12% of total net revenue.

•	Reported under the heading of ‘All Other,’ the Commercial Lasers business reported revenue of $24.1 million, up 6.6% sequentially and 25.5% from the same quarter a year ago, representing 8% of total net revenue.

•	Americas’ customers represented 56.9% of net revenue. European and Asia-Pacific customers represented 25.6% and 17.5% of net revenue, respectively.

•	GAAP gross margin was 30.8% of net revenue, and non-GAAP gross margin was 34.7% of net revenue.

•	GAAP operating expenses were $134.7 million, or 42.4% of net revenue. Non-GAAP operating expenses were $117.3 million, or 36.9% of net revenue.

•	The Company held $1,216.0 million in cash, cash equivalents, short-term investments and restricted cash at the end of the first quarter.

Business Outlook

For the second quarter of fiscal 2007, ending December 31, 2006, the Company expects net revenue of $332 to $352 million.

Conference Call

The Company will discuss these results and other related matters at 2:30 p.m. Pacific Time on November 2, 2006 in a live webcast, which will also be archived for replay on the Company’s website at www.jdsu.com/investors. This press release is being furnished as a Current Report on Form 8-K with the Securities and Exchange Commission, and will be available at www.sec.gov.

About JDSU

JDSU (NASDAQ: JDSUD; and TSX: JDU) is committed to enabling broadband & optical innovation in the communications, commercial and consumer markets. JDSU is a leading provider of communications test and measurement solutions and optical products for telecommunications service providers, cable operators, and network equipment manufacturers. Furthermore, JDSU is a leading provider of innovative optical solutions for medical/environmental instrumentation, semiconductor processing, display, brand authentication, aerospace and defense, and decorative applications. More information is available at www.jdsu.com.

Following the completion of a 1-for-8 reverse stock split on October 16, 2006, JDSU’s common stock is trading under the temporary trading symbol “JDSUD.” The trading symbol will revert back to “JDSU” on November 14, 2006.

Forward-Looking Statements

This press release contains, and the discussions in our subsequent conference call will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include: (i) any anticipation or guidance as to future financial performance, including future revenue, gross margin, operating expense, operating margin, EBITDA and other financial metrics; and (ii) the Company’s beliefs regarding the purpose, usefulness and efficacy of non-GAAP results and the measures and items the Company includes in the same, as well as any benefits to investors the Company believes its non-GAAP measures provide. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. In particular, the Company’s ability to predict future financial performance continues to be difficult due to, among other things: (a) continuing general limited visibility across many of our product lines; (b) the ongoing potential for significant quarter-over-quarter product mix fluctuations, which can materially impact profitability measures due to the broad gross margin range across our portfolio; (c) continuing consolidation affecting our customer base, which, in the shorter term limits demand visibility, and, in the longer term, could reduce our business potential; (d) average selling prices continue to decline across our traditional Communications and Commercial and Consumer product portfolio; (e) we and many of our Optical Communications suppliers continue to experience execution and delivery challenges which limit our revenue and impair our profitability; (f) our Communications Test and Measurement business is notable for a significant level of in-quarter book-and-ship business, further limiting our forecasting abilities; and (g) we are currently engaged in various product and manufacturing transfers, site consolidations and product discontinuances.

For more information on these and other risks affecting the Company’s business, please refer to the “Risk Factors” section included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2006 filed with the Securities and Exchange Commission, as well as in other filings on Forms 10-Q. The forward-looking statements contained in this news release are made as of the date hereof and the Company does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

Contact Information

Investors: Jacquie Ross, 408-546-4445 or investor.relations@jdsu.com

Press: Kathleen Greene, 408-546-5852 or kathleen.greene@jdsu.com

The following financial tables are presented in accordance with GAAP, unless otherwise specified.

-SELECTED FINANCIAL DATA FOLLOWS-

JDS UNIPHASE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(unaudited)

	Three Months Ended
	September 30, 2006	September 30, 2005
Net revenue	$318.1	$258.3
Cost of sales	210.2	206.7
Amortization of acquired developed technologies	9.9	7.6

Gross profit	98.0	44.0

Operating expenses:
Research and development	40.0	33.7
Selling, general and administrative	83.0	70.4
Amortization of other intangibles	6.4	4.7
Acquired in-process research and development	—	19.6
Reduction of intangibles and loss on long-lived assets	0.1	6.0
Restructuring charges	5.2	4.8

Total operating expenses	134.7	139.2

Loss from operations	(36.7)	(95.2)
Interest and other, net	17.8	3.1
Gain on sale of investments	0.3	33.3
Reduction in fair value of investments	—	(2.3)
Income (loss) on equity method investments	0.1	(0.4)

Loss before income taxes	(18.5)	(61.5)
Provision of (benefit for) income taxes	(1.1)	5.5

Net loss	$(17.4)	$(67.0)

Net loss per share—basic and diluted	$(0.08)	$(0.34)

Shares used in per share calculation—basic and diluted	210.9	197.6

Note:	Shares used in per share calculation for basic and diluted reflect a 1-for-8 reverse stock split effected by the Company on October 16, 2006.

JDS UNIPHASE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, unaudited)

	September 30, 2006	June 30, 2006
ASSETS
Current assets:
Cash and cash equivalents	$269.9	$364.9
Short-term investments	931.2	857.3
Restricted cash	14.9	16.4
Accounts receivable, net	231.0	232.3
Inventories, net	222.8	202.2
Refundable income taxes	14.2	23.9
Other current assets	113.7	108.0

Total current assets	1,797.7	1,805.0
Property, plant and equipment, net	203.7	201.2
Deferred income taxes	3.5	2.3
Goodwill	660.5	656.7
Other intangibles, net	349.1	362.0
Long-term investments	10.9	10.8
Other non-current assets	27.1	27.1

Total assets	$3,052.5	$3,065.1

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$123.2	$126.6
Accrued payroll and related expenses	54.1	60.6
Income taxes payable	80.0	81.2
Deferred income taxes	1.3	—
Restructuring accrual	17.0	19.8
Warranty accrual	10.1	11.5
Other current liabilities	120.7	122.7

Total current liabilities	406.4	422.4
Long-term debt	900.0	900.0
Other non-current liabilities	159.6	159.1

Stockholders’ equity:

Total stockholders’ equity	1,586.5	1,583.6

Total liabilities and stockholders’ equity	$3,052.5	$3,065.1

JDS UNIPHASE CORPORATION

REPORTABLE SEGMENT INFORMATION

(in millions, unaudited)

	Three Months Ended
	September 30, 2006	September 30, 2005
Net revenue:
Optical Communications	$138.0	$100.5
Communications Test and Measurement	116.8	95.4
Advanced Optical Technologies	39.3	44.1
All Other, Commercial Lasers	24.1	19.2
Deferred revenue related to purchase accounting adjustment	(0.1)	(0.9)

Net revenue	$318.1	$258.3

Operating income (loss):
Optical Communications	$2.2	$(16.7)
Communications Test and Measurement	6.8	19.6
Advanced Optical Technologies	11.0	9.8
All Other, Commercial Lasers	1.7	0.1
Corporate	(28.7)	(29.7)

Total segment operating income (loss)	(7.0)	(16.9)
Unallocated amounts:
Stock based compensation	(6.6)	(3.2)
Acquisition-related charges and amortization of intangibles	(17.1)	(61.9)
Reduction of other long-lived assets	(0.1)	(6.0)
Restructuring charges	(5.2)	(4.8)
Other realignment charges	(0.7)	(2.4)
Interest and other, net	17.8	3.1
Gain on sale of investments	0.3	33.3
Reduction in fair value of investments	—	(2.3)
Gain (loss) on equity method investments	0.1	(0.4)

Loss before income taxes	$(18.5)	$(61.5)

Use of Non-GAAP Financial Measures

The Company provides non-GAAP gross margin, non-GAAP operating expense, non-GAAP net loss, non-GAAP net loss per share and non-GAAP EBITDA financial measures as supplemental information regarding the Company’s operational performance. The Company evaluates Company-wide segment performance using, among other things, the measures disclosed in this release for the purposes of evaluating the Company’s historical and prospective financial performance, as well as its performance relative to its competitors. Specifically, management uses these items to further its own understanding of the Company’s core operating performance. The Company believes its “core operating performance” represents the Company’s performance in the ordinary, ongoing and customary course of its operations. Accordingly, management excludes from “core operating performance” those items, such as those relating to restructuring, investing, stock-based compensation expense and non-cash activities, that management does not believe are reflective of such ordinary, ongoing and customary course activities.

The Company believes that providing this information to its investors, in addition to the GAAP presentation, allows investors to see Company results “through the eyes” of management. The Company further believes that providing this information allows Company investors to both better understand the Company’s financial performance and, importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.

The non-GAAP adjustments described in this release have historically been excluded by the Company from its non-GAAP measures. The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Restructuring Activities

Cost of goods sold, costs of research and development and costs of selling, general and administrative related to restructuring events: The Company has incurred periodic expenses, included in its GAAP presentation of gross margin and operating expenses primarily due to additional depreciation from changes in estimated useful life and the write-down of certain property and equipment that has been identified for disposal but remained in use until the date of disposal, workforce related charges such as retention bonuses and employee relocation costs related to a formal restructuring plan, building costs for facilities not required for ongoing operations, and costs related to the relocation of certain facilities and equipment from buildings which the Company has disposed of or plans to dispose. The Company excludes these items, for the purposes of calculating non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net loss, non-GAAP net loss per share and non-GAAP EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes that these items do not reflect expected future gross profits or operating expenses nor does the Company believe that they provide a meaningful evaluation of current versus past core operational performance.

Investment Activities

Gain or loss on sale of available for-sale investments and reduction in the fair value of investments: The Company has sold investments or adjusted the value of investments from time to time based on market conditions. The Company’s activities in this respect are included in the Company’s GAAP presentation of net income (loss) and net income (loss) per share. The Company’s core business does not include making financial investments in third parties, and such investments do not constitute a material portion of the Company’s assets. Moreover, the amount and timing of gains and losses and adjustments to the value of investments are unpredictable. Consequently, the Company believes that gains or losses on these sales and adjustments to the value of investments are not related to the ongoing core business and operating performance of the Company. The Company excludes these items, for the purposes of calculating non-GAAP net loss, non-GAAP net loss per share and non-GAAP EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes the GAAP measure is not indicative of the Company’s core operating performance.

Gain or loss on equity method investments: The Company records gains or losses on its equity investments based on our pro-rata share of gains or the net losses of the investment. The Company’s activities in this respect are included in the Company’s GAAP presentation of net income (loss) and net income (loss) per share. The Company’s core business is not making financial investments in third parties, and such investments do not constitute a material portion of the Company’s assets. Moreover, the timing and magnitude of gains or losses are unpredictable, as they are inherently based on the performance of the third party subject of a particular investment. The Company excludes these items, for the purposes of calculating non-GAAP net loss, non-GAAP net loss per share and non-GAAP EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes the GAAP measure is not indicative of its core operating performance.

Stock-based compensation expense: Non-GAAP net income (loss) and net income (loss) per share excludes stock-based compensation expense under SFAS 123R for fiscal 2006, and under APB 25 for earlier comparative periods. The Company excludes this item, for the purposes of calculating non-GAAP net loss, non-GAAP net loss per share and non-GAAP EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes this GAAP measure is not indicative of its core operating performance.

Non-Cash Activities

Amortization of intangibles from acquisitions: The Company incurs amortization of intangibles, included in its GAAP presentation of operating expense, related to the various acquisitions it has made. Management excludes these items, for the purposes of calculating non-GAAP operating expense, non-GAAP net loss, non-GAAP net loss per share and non-GAAP EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes that eliminating this expense from operating income is useful to investors because it believes the GAAP measure, alone, is not indicative of its core operating expenses and performance.

Reduction of goodwill and other long-lived assets: The Company incurs costs, included in its GAAP presentation of operating expense, related to the reduction of the carrying value of goodwill and other long-lived assets primarily related to SFAS 142 and SFAS 144 adjustments, respectively. SFAS 142 and SFAS 144 adjustments typically occur when the financial performance of the business utilizing the affected assets falls below certain thresholds or certain assets are designated as held for sale. Accordingly, SFAS 142 and SFAS 144 related asset value reductions are non-recurring and generally unpredictable. The Company believes that eliminating this item, for the purposes of calculating non-GAAP operating expense, non-GAAP net loss, non-GAAP net loss per share and non-GAAP EBITDA, is useful to investors. We believe this non-GAAP adjustment will assist investors to compare current versus past performance. The Company’s historical adjustments to the carrying value of certain of its assets under SFAS 142 and SFAS 144, as well as the methodology used by the Company in assessing the same, are more particularly described in its quarterly reports on form 10-Q and annual reports on Form 10-K.

Interest, taxes, and depreciation expense: The Company incurs depreciation expense in its operating results. The Company’s calculation of non-GAAP EBITDA excludes items as a result of interest, taxes, depreciation and amortization. Management believes non-GAAP EBITDA is indicative of the Company’s core operational cash flow.

Acquired In-Process Research and Development: The Company recorded charges for acquired in-process research and development, included in its GAAP presentation of operating expense, in connection with its acquisitions. These amounts were expensed on the acquisition dates as the acquired technology had not yet reached technological feasibility and had no future alternative uses. There can be no assurance that acquisition of businesses, products or technologies in the future will not result in substantial charges for acquired IPR&D. Accordingly, acquired IPR&D are non-recurring and generally unpredictable. The Company believes that eliminating this expense, for the purposes of calculating non-GAAP operating expense, non-GAAP net loss, non-GAAP net loss per share and non-GAAP EBITDA, is useful to investors.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to non-GAAP gross margin is gross margin. The GAAP measure most directly comparable to non-GAAP operating expense is operating expense. The GAAP measure most directly comparable to non-GAAP net loss is net loss. The GAAP measure most directly comparable to non-GAAP net loss per share is net loss per share. The GAAP measure most directly comparable to non-GAAP EBITDA is loss from operations. The Company believes that these GAAP measures alone are not indicative of its core operating expenses and performance.

The following table reconciles the non-GAAP gross margin, operating expense, net loss, net loss per share, and EBITDA financial measures to GAAP (in millions, except per share amounts):

	Three Months Ended September 30, 2006				Three Months Ended September 30, 2005
	Gross Profit	Operating Expense	Net Income (Loss)	EBITDA	Gross Profit	Operating Expense	Net Loss	EBITDA
Non-GAAP	$110.3	$117.3	$6.8	$9.6	$82.0	$98.9	$(15.4)	$(4.3)
Costs related to restructuring events	(0.8)	5.1	(5.9)	(5.9)	—	7.2	(7.2)	(7.2)
Cost of goods sold related to acquisition activities	(0.8)	—	(0.8)	(0.8)	(30.0)	—	(30.0)	(30.0)
Costs related to stock based compensation expense	(0.8)	5.8	(6.6)	(6.6)	(0.4)	2.8	(3.2)	(3.2)
Amortization of acquired developed technologies & acquisition intangibles	(9.9)	6.4	(16.3)	—	(7.6)	4.7	(12.3)	—
Reduction in intangibles and other long lived assets	—	0.1	(0.1)	(0.1)	—	6.0	(6.0)	(6.0)
Acquired in-process R&D	—	—	—	—	—	19.6	(19.6)	(19.6)
Interest and other income	—	—	5.1	—	—	—	(0.3)	—
Gain, loss, or redution in fair value of investments	—	—	0.4	—	—	—	30.6	—
Income tax expense	—	—	—	—	—	—	(3.6)	—

GAAP	$98.0	$134.7	$(17.4)	$(3.8)	$44.0	$139.2	$(67.0)	$(70.3)

Non-GAAP income (loss) per share, basic and diluted			$0.03				$(0.08)

GAAP loss per share			$(0.08)				$(0.34)

Shares used in per-share calculation—basic			210.9				197.6

Shares used in per-share calculation—diluted			223.4				197.6